QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Schmitt Industries, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SCHMITT INDUSTRIES, INC.
2765 N.W. NICOLAI STREET
PORTLAND, OREGON 97210

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
October 4, 2002

TO THE SHAREHOLDERS:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of SCHMITT INDUSTRIES, INC., an Oregon corporation (the "Company"), will be held on Friday, October 4, 2002 at 3:00 p.m., local time, at 2765 N.W. Nicolai Street, Portland, Oregon 97210 for the following purposes:

1.
To elect one director to serve a three-year term and until his successor is elected.

2.
To approve an amendment to the Company's Stock Option Plan.

3.
To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only shareholders of record at the close of business on August 19, 2002 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

        All shareholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she returned a proxy.

By Order of the Board of Directors
Wayne A. Case President and Chief Executive Officer

Portland, Oregon
September 3, 2002

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF REISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING, AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

SCHMITT INDUSTRIES, INC.
2765 N.W. Nicolai Street
Portland, Oregon 97210
(503) 227-7908

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed proxy is solicited on behalf of the Board of Directors of Schmitt Industries, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held Friday, October 4, 2002, at 3:00 p.m., local time, or at any postponement or adjournment thereof (the "Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Meeting will be held at 2765 N.W. Nicolai Street, Portland, Oregon 97210 (telephone number (503) 227-7908).

        These proxy solicitation materials are being mailed on or about September 3, 2002 to all shareholders entitled to vote at the Meeting.

Record Date

        Shareholders of record of the Company's Common Stock at the close of business on August 21, 2001 are entitled to notice of, and to vote at, the Meeting. On August 19, 2002, 7,405,274 shares of the Company's Common Stock were issued and outstanding.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

Voting

        Holders of shares of Common Stock are entitled to one vote per share on all matters. One-third of the shares issued and outstanding as of August 19, 2002 must be present in person or represented by proxy at the Meeting for the transaction of business. Nominees for election of directors are elected by plurality vote of all votes cast at the Meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Meeting. Abstentions and broker non-votes are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

Solicitation

        The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be specially compensated for such activities. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

Deadline for Receipt of Shareholder Proposals for 2003 Annual Meeting

        Proposals of shareholders that are intended to be presented by such shareholders at the Company's 2003 Annual Meeting of Shareholders must be received by the Company no later than May 7, 2003 in order that such proposals may be included in the proxy statement and form of proxy relating to that meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        The Company's Restated Bylaws provide that the Company shall not have less than two nor more than nine directors, with the exact number set by the Board of Directors. The size of the Board of Directors is currently set at four directors.

        The directors of the Company are divided into three classes. One class of directors is elected each year and the members of such class will hold office for a three-year term and until their successors are duly elected and qualified or until their death, resignation or removal from office. The Class 1 director is David M. Hudson, whose term expires at the 2004 Annual Meeting of Shareholders. The Class 2 director is John A. Rupp, whose term expires at the 2002 Annual Meeting of Shareholders. The Class 3 directors are Maynard E. Brown and Wayne A. Case, whose terms expire at the 2003 Annual Meeting of Shareholders.

        At the Meeting, one Class 2 director will be elected to serve a three-year term until the 2005 Annual Meeting and until his successor is elected and qualified. The nominee for Class 2 director is Mr. Rupp (the "Nominee"), who is currently a member of the Board of Directors of the Company. The persons named on the enclosed proxy (the proxy holders) will vote for election of the Nominee unless you have withheld authority for them to do so on your proxy card. If the Nominee is unable or declines for good cause to serve as a director at the time of the Meeting, the proxies will be voted for any nominee named by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware that the Nominee will be unable and/or will decline to serve as a director. There is no cumulative voting for election of directors.

        The Board of Directors unanimously recommends a vote FOR the election of its Nominee as a director.

        The Company's directors, including the Nominee, and executive officers are as follows:

Name	Age	Position
Wayne A. Case(1)	62	Chairman/President/CEO, Director (Class 3)
David W. Case	39	Vice President of Operations
Robert C. Thompson	52	Chief Financial Officer
Linda M. Case	57	Secretary
Maynard E. Brown(1)(2)(3)	55	Director (Class 3)
David M. Hudson(2)(3)	50	Director (Class 1)
John A. Rupp(2)(3)	62	Director (Class 2)

(1)
Member of the Compensation Committee.

(2)
Member of the Option Committee.

(3)
Member of the Audit Committee.

Nominee

        John A. Rupp, a director since 1996, is Vice President of Beauty Management, Inc., which owns and manages beauty salons, and manages his personal investments. Mr. Rupp holds a B.A. in Economics from Harvard University.

Continuing Directors

        Maynard E. Brown, a director since 1992, resides in British Columbia, Canada. Since 1993, Mr. Brown has been the senior partner of Brown McCue of Vancouver, British Columbia, a firm specializing in advising publicly held corporations in securities and related matters. Mr. Brown has a Bachelor of Law degree from Dalhousie University in Halifax, Canada.

        Wayne A. Case has been President of the Company since 1986, Chief Executive Officer since 1996 and Chairman of the Board since 1997. In addition to overseeing the day-to-day operations of the Company, he is responsible for international marketing operations. Mr. Case holds a B.S. degree in Business and Economics from Linfield College and a Master of Business Administration degree from the University of Portland. Mr. Case is married to Linda M. Case and is the father of David W. Case.

        David M. Hudson, a director since 1996, founded and was President of Coldstream Holdings, Inc. and Coldstream Capital Management, Inc., a privately held registered investment advisory firm, until December 2000. He currently is President of Hudson Alexander, LLC, a financial, investment and corporate finance advisory firm. Mr. Hudson holds a B.S. degree in Mathematics from the University of Oregon where he also pursued post-graduate studies in Economics.

Other Executive Officers

        David W. Case has been Vice President of Operations of the Company since 1996 and before then was Production Manager. Mr. Case holds a B.A. degree in Engineering and Business Administration from the University of Oregon. He has been responsible for many of the design features of the SBS Dynamic Balance System. His duties include manufacturing, engineering and quality assurance. Mr. Case is the son of Wayne A. Case.

        Robert C. Thompson has been Chief Financial Officer of the Company since 1999. From 1990 until he joined the Company, he was General Manager and Senior Business Consultant for R.C. Thompson & Associates and then for Meyer-Thompson & Associates. From 1983 to 1990, Mr. Thompson was Chief Financial Officer for Burns Brothers, Inc., a manufacturer, wholesaler and retailer of truck and automotive products and services. Mr. Thompson is a Certified Public Accountant and graduated from Washington State University with B.A. degrees in Business and Accounting.

        Linda M. Case has been Secretary of the Company since 1993 and before then was Office Manager. Her duties include investor relations, office management, purchasing and inventory management. Ms. Case holds a B.A. degree in Sociology and Psychology from Linfield College in McMinnville, Oregon. Ms. Case is married to Wayne A. Case.

Board Meetings, Nominations by Shareholders and Committees

        The Board of Directors of the Company held two meetings during the fiscal year ended May 31, 2002.

        The Board of Directors acts as a nominating committee for selecting nominees for election as directors. The Company's Restated Bylaws also permit shareholders to make nominations for the election of directors, if such nominations are made pursuant to timely notice in writing to the Company's Secretary. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the date of the meeting, provided that at least 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders. If less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Company not later than the close of business on the tenth day following the date on which such notice of the meeting was mailed or such public disclosure was made. Public disclosure of the date of the Meeting was made by the issuance of a press release on August 15, 2002. A shareholder's notice of nomination must also set forth certain information specified in Section 2.3.2 of the Company's Restated Bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder.

        The Company's Board of Directors currently has an Audit Committee, a Compensation Committee, and an Option Committee. The Audit Committee recommends engagement of the Company's independent certified public accountants, reviews the scope of the audit, considers comments made by the independent certified public accountants with respect to accounting procedures and internal controls and the consideration given thereto by management, and reviews internal accounting procedures and controls with the Company's financial and accounting staff; the Audit Committee, which currently consists of David M. Hudson and John A. Rupp, held three meetings in Fiscal 2002. The Compensation Committee reviews executive compensation and establishes executive compensation levels; the Compensation Committee, which currently consists of Maynard E. Brown and Wayne A. Case, met once in Fiscal 2002. The Option Committee administers the Company's Stock Option Plan and currently consists of Maynard E. Brown and John A. Rupp; during Fiscal 2002, the Option Committee held two meetings.

        During Fiscal 2002, no director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings of all committees of the Board of Directors on which such director served (during the period he served).

Director Compensation

        For serving as directors of the Company, each director who is not an employee of the Company ("Outside Director") is paid a $1,000 fee for each Board meeting attended in person ($500 if attended by telephone) and a $500 fee for each Board committee meeting attended in person ($250 if attended by telephone). Each of the directors waived his right to payment of these fees in Fiscal 2002. The Company also reimburses travel and lodging expenses incurred in connection with attending meetings of the Board and its committees. Each newly appointed Outside Director is entitled to receive 5,000 non-qualified stock options pursuant to the terms of the Company's Stock Option Plan. Each Outside Director is entitled to receive 2,500 non-qualified options for each full year of service (or a prorated number of options for service for less than a full year), which options are to be granted immediately after each Annual Meeting of Shareholders.

PRINCIPAL SHAREHOLDERS

        The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of July 15, 2002 by (i) each person who is known to the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) each of the Company's directors, (iii) the Named Executives and (iv) all current directors and executive officers as a group.

	Shares Beneficially Owned(1)
Directors, Named Executives and 5% Shareholders
	Number	Percent
Wayne A. Case(2)	1,852,357(3)	25.0%
David W. Case	239,276(4)	3.2%
Maynard E. Brown	11,000(5)(6)	*
David M. Hudson	7,500(6)	*
John A. Rupp	206,200(6)	2.8%
All directors and executive officers as a group (seven persons)	2,316,933(7)	30.8%

*
Less than 1%.

(1)
A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the date hereof have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2)
The address of the shareholder is care of Schmitt Industries, Inc., 2765 N.W. Nicolai Street, Portland, Oregon 97210.

(3)
Includes 1,838,857 shares held by Wayne A. Case and his wife, Linda M. Case, as co-trustees of the Wayne A. Case Family Trust and 1,000 shares held by Linda M. Case, as trustee for the Linda M. Case Family Trust. Mr. Case and Ms. Case have sole voting and investment power with respect to the shares they hold as co-trustees of the Wayne A. Case Family Trust. Ms. Case has sole voting and investment power with respect to the shares she holds as trustee for the Linda M. Case Family Trust. Also includes 12,500 shares subject to options that are currently exercisable.

(4)
Includes 50,000 shares subject to options that are currently exercisable.

(5)
Includes 1,875 shares held by Mr. Brown's wife.

(6)
Includes 6,250 shares subject to options that are currently exercisable.

(7)
Includes 100,000 shares subject to options that are currently exercisable.

EQUITY COMPENSATION PLAN

        The following table sets forth information as of May 31, 2002 with respect to the Company's compensation plans approved by its security holders (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance. The Company has no equity compensation plans not approved by its security holders.

Equity Compensation Plan Information
Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))(1) (c)
732,000	$0.40	68,000

(1)
The number of securities remaining available for future issue does not include 400,000 shares subject to additional options issuable if Proposal No. 2 is approved by the shareholders at the Meeting.

EXECUTIVE COMPENSATION

        The following table sets forth, for each of the three years in the period ended May 31, 2002, amounts of cash and certain other compensation paid by the Company to Wayne A. Case, President and Chief Executive Officer, and David W. Case, Vice President of Operations (the "Named Executives"). No other executive officer was paid salary and bonus in excess of $100,000 in Fiscal 2002.

SUMMARY COMPENSATION TABLE(1)

	Annual Compensation
					Long-Term Compensation Awards Shares Underlying Options
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation			All Other Compensation
Wayne A. Case Chairman, President and Chief Executive Officer	2002 2001 2000	$173,275 174,560 168,023	— — —	— — —	— — —		— — —
David W. Case Vice President of Operations	2002 2001 2000	$100,872 104,331 100,696	— — —	— — —	100,000 100,000 —	(2)	— — —

(1)
In accordance with the rules of the Securities and Exchange Commission, the compensation described in this table does not include (i) medical, group life insurance or other benefits received by the Named Executive Officers that are available generally to all salaried employees or (ii) various perquisites and other personal benefits received by the Named Executive Officers which do not exceed the lesser of $50,000 or 10% of the officer's salary and bonus as disclosed in this table.

(2)
These options were subsequently canceled.

OPTION GRANTS IN FISCAL 2002

        The following table contains information concerning the grant of stock options to the Named Executives in Fiscal 2002.

		Individual Grants
		Percent of Total Options Granted to Employees in Fiscal Year			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
	Number of Securities Underlying Options Granted
Name			Exercise Price (Per Share)	Expiration Date
					5%	10%
Wayne A. Case	—	—	—	—	—	—
David W. Case	100,000%		$0.40	3/11/02	$65,000	$103,000

(1)
The potential realizable value is calculated based upon the term of the option at its time of grant (10 years) and is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The 5% and 10% assumed rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not represent the Company's estimates or projection of the future common stock price. There can be no assurance that the common stock will appreciate at any particular rate or at all in future years.

AGGREGATED OPTION EXERCISES IN FISCAL 2002
AND FISCAL YEAR-END OPTION VALUES

        The following table provides information concerning unexercised options held at May 31, 2002 with respect to the Named Executives. No Named Executives exercised any options during Fiscal 2002.

	Number of Securities Underlying Unexercised Options at May 31, 2002		Value of Unexercised In-The-Money Options at May 31, 2002 (1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Wayne A. Case	—	—	—	—
David W. Case	50,000	50,000	$4,500	$4,500

(1)
Based on the market price of the underlying securities at May 31, 2002 ($0.49 per share).

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

Executive Compensation Philosophy

        The Compensation Committee of the Board of Directors, composed of Maynard E. Brown and Wayne A. Case is responsible for setting and administering the policies and programs that govern compensation for the executive officers of the Company. The Board of Directors' Option Committee ("Option Committee"), composed of Maynard E. Brown and John A. Rupp, administers the Company's Stock Option Plan (the "Option Plan"). The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between compensation and corporate performance, while at the same time attracting, motivating and retaining executive officers and other key employees.

*
The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (together, the "Acts"), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed filed under the Acts.

        The key components of the Company's compensation program are base salary, bonuses and potential long-term compensation through stock options. These components are administered with the goal of providing total compensation that is competitive in the marketplace, rewards successful financial performance and aligns executive officers' interests with those of shareholders. The Compensation Committee reviews executive compensation on an annual basis, or more often if necessary, and determines, subject to the Board's approval, base salary for executive officers. The Option Committee makes all decisions with respect to stock option grants.

Equity Participation

        The Company uses stock options granted under its Option Plan both to reward past performance and to motivate future performance, especially long-term performance. The Compensation Committee believes that through the use of stock options, executive interests are directly tied to enhancing shareholder value. Stock options under the Option Plan have a term of 10 years. Under the Option Plan as it is proposed to be amended at the Meeting, a maximum of 1,200,000 shares of the Company's Common Stock may be issued.

        The stock options provide value to the recipients only when the market price of the Company's Common Stock increases above the option grant price and only as the shares vest and become exercisable. While option grants under the Option Plan are made by the Option Committee, the Compensation Committee considers these grants in making its cash compensation decisions.

Compensation of Chief Executive Officer

        The Chief Executive Officer's compensation is set using the Compensation Committee's general philosophy as described above. In Fiscal 2002, Wayne A. Case received a base salary of $173,275, no performance bonus, and no stock option grants.

Deductibility of Executive Compensation

        The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and the four other most highly compensated executive officers, unless such compensation meets certain exceptions to the general rule. Compensation paid by the Company to each of its executive officers in 2001 was well below $1 million, and therefore Section 162(m) did not affect the tax deductions available to the Company. The Committee will continue to monitor the applicability of the section to the Company's compensation programs and will determine at a later date what actions, if any, the Company should take to qualify for available tax deductions.

COMPENSATION COMMITTEE
Maynard E. Brown
Wayne A. Case

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee consists of Maynard E. Brown and Wayne A. Case. Mr. Case is President and Chief Executive Officer of the Company. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

AUDIT COMMITTEE REPORT ON AUDITOR INDEPENDENCE*

        The Audit Committee has reviewed and discussed the audited financial statements with the company's management and has discussed with PricewaterhouseCoopers LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented (Communications with Audit Committees). The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, as modified or supplemented (Communications with Audit Committees), and has discussed the independence of PricewaterhouseCoopers LLP with that firm. Based on their review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the fiscal year ended May 31, 2002 be included in the Company's Annual Report of Form 10-K for the fiscal year ended May 31, 2002, for filing with the Securities and Exchange Commission. The Audit Committee has adopted a written charter, which has been approved by the Board of Directors.

AUDIT COMMITTEE
Maynard E. Brown
David M. Hudson
John A. Rupp

*
The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (together, the "Acts"), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed filed under the Acts.

INDEPENDENT PUBLIC ACCOUNTANTS

        PricewaterhouseCoopers LLP were the independent auditors for the Company for the fiscal year ended May 31, 2002 and have been selected to continue to serve as the independent auditors for the Company for the fiscal year ending May 31, 2003. Representatives of PricewaterhouseCoopers LLP are expected to attend the 2002 Annual Meeting of Shareholders and will be available to respond to appropriate questions from shareholders.

Audit Fees

        PricewaterhouseCoopers LLP has quoted $43,200 for fees for their audit of the Company's annual consolidated financial statements for the fiscal year ended May 31, 2002. PricewaterhouseCoopers LLP billed a total of $7,800 including expenses for the review of the quarterly financial statements included in the Company's Form 10-Qs during the fiscal year ended May 31, 2002.

Financial Information Systems Design and Implementation Fees

        The Company did not engage PricewaterhouseCoopers LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended May 31, 2002.

All Other Fees

        PricewaterhouseCoopers LLP billed the Company the following amounts for all other non-audit services during the fiscal year ended May 31, 2002: $15,165 for tax services; $3,000 for services associated with the restructure of the Company's German subsidiary; and $2,250 for services related to comment letters received from the Securities and Exchange Commission.

PERFORMANCE GRAPH

        The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on its common stock with the cumulative total return for the period from May 31, 1997 through May 31, 2002 of (i) the Total Return Index of Nasdaq Stock Market—U.S. and (ii) the Pacific Stock Exchange ("PSE") Technology Index. The PSE Technology Index represents 100 listed and over-the-counter technology stocks from 15 industries. The graph assumes that on May 31, 1997, $100 was invested in the Common Stock of the Company and in each of the comparative indices. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

        Under the securities laws of the United States, the Company's directors, its officers and any persons holding more than 10% of the Company's Common Stock ("10% holders") are required to file with the Securities and Exchange Commission ("SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of Common Stock and other equity securities of the Company. Specific filing deadlines of these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file by these dates during the fiscal year ended May 31, 2002. To the best of the Company's knowledge, all of these filing requirements have been satisfied, except Wayne A. Case filed one late Form 4. In making this statement, the Company has relied solely on written representations of its directors, officers and 10% holders and copies of the reports that they filed with the SEC.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO
THE COMPANY'S STOCK OPTION PLAN

Background

        The Stock Option Plan (the "Option Plan") was adopted by the Board of Directors in December 1995 and amended and restated in August 1996, which amendment and restatement was approved by the shareholders in October 1996. The Option Plan was again amended by the Board of

Directors and renamed the Amended and Restated Stock Option Plan in August 1998, which amendments and renaming were approved by the shareholders in October 1998. The Option Plan was again amended by the Board of Directors in August 18, 2002, which amendment is subject to shareholder approval at the Meeting. The Option Plan is not subject to the Employee Retirement Income Security Act of 1974 and is not a qualified pension, profit sharing or bonus plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

        The Option Plan currently provides for the grant of options to purchase up to 800,000 shares of the Company's Common Stock to eligible participants. On May 31, 2002, options to purchase 732,000 shares were outstanding under the Option Plan, 366,000 of which were immediately exercisable, and options to purchase 68,000 shares remained available for grant. The exercise price of the outstanding options is $0.40 per share. On May 31, 2002, there were three outside directors, four executive officers and thirty-seven employees eligible to receive options granted under the Option Plan. On August 20, 2002, the closing market price of the Company's Common Stock was $0.51.

Proposed Amendment

        Subject to shareholder approval, the Board of Directors has approved an amendment to the Option Plan (the "Amendment") pursuant to which the number of shares of Common Stock of the Company issuable under the Option Plan has been increased from 800,000 to 1,200,000 shares.

        The Board of Directors believes that the Amendment promotes the interests of the Company and its shareholders by assisting the Company in attracting, retaining and motivating its key employees and motivating certain non-employees.

Who May Participate in the Plan

        Directors (including directors who are not employees), officers and other key employees of the Company and any subsidiary of the Company ("Subsidiary"), other selected non-employee agents, consultants, advisors, persons involved in the sale or distribution of the Company's or any Subsidiary's products and independent contractors of the Company or any Subsidiary are currently eligible to receive options under the Option Plan. The Company has not developed any performance formulas or measurements for determining to whom it should grant options.

        An option granted under the Option Plan may be either an "incentive stock option," as defined in Section 422 of the Code ("ISO"), or a non-statutory stock option ("NSO"). ISOs may be granted only to employees of the Company and are subject to the following limitations, in addition to restrictions applicable to all stock options under the Option Plan:

(1)
An ISO may not be granted to an employee who at the time of grant owns in excess of 10% of the outstanding Common Stock of the Company, unless the exercise price under the option is at least 110% of the fair market value of the stock subject to the option as of the date of grant of the option and the option term is no more than five years.

(2)
The aggregate fair market value (determined as of the time the option is granted) of stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year (under all option plans of the Company) will not exceed $100,000.

        Options that do not meet the above qualifications will be treated as NSOs. The option price of ISOs will not be less than 100% of the fair market value of such shares on the date the option is granted.

Administration of the Option Plan

        The Plan is administered by the Plan Administrator, which is either the Board or a committee appointed by the Board. The Plan is currently administered by a committee of the Board of Directors, which consists of Maynard E. Brown, David M. Hudson and John A. Rupp.

Exercise of Options

        No option shall be exercisable until it has vested. The Plan Administrator has the power to set the vesting schedule for each option. Unless the option agreement executed by the optionee expressly otherwise provides, the option shall vest on a cumulative basis as to one-quarter of the total number of shares covered thereby on each of the first, second, third and fourth anniversary dates of the date of the grant of the option. No option shall be exercisable after the expiration of 10 years from the date it is granted, except in the case of an ISO granted to a 10% shareholder (in which event the option must be exercised within five years). An ISO is not exercisable prior to the expiration of 12 months from the date it is granted.

        To the extent the right to purchase shares has accrued under the option, the option may be exercised from time to time by written notice to the Company, stating the number of shares being purchased and accompanied by the payment in full of the option price of such number of shares, such payment to be made in cash or, upon approval of the Plan Administrator, by (i) delivering shares previously held by the option holders, (ii) executing a promissory note in a form approved by the Plan Administrator, (iii) directing the Company to withhold shares otherwise issuable upon exercise of the option, or (iv) delivering an irrevocable election to a broker directing the broker to use the proceeds of the sale of the shares to pay the purchase price.

        If any option expires or terminates before being exercised in full or in part, the shares not acquired upon exercise of that option may be made subject to additional options granted under the Option Plan.

Duration of Options

        Vested options shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events: (i) the expiration of the option, as designated by the Plan Administrator; (ii) the date of an optionee's termination of employment with the Company or any related corporation for cause (as determined in the sole discretion of the Plan Administrator); (iii) the expiration of 90 days from the date of an optionee's termination of employment with the Company or any related corporation for any reason whatsoever other than cause, death or disability unless the exercise period is extended by the Plan Administrator until a date not later than the expiration date of the option; or (iv) the expiration of one year from the date of death of the optionee or cessation of an optionee's employment by reason of disability unless the exercise period is extended by the Plan Administrator until a date not later than the expiration date of the option.

Assignment

        Options shall not be transferred, assigned or pledged other than (i) by will or by the applicable laws of descent and distribution or (ii) by gift to members of the optionee's family, including grandparents, parents, spouses, siblings, children, grandchildren and great-grandchildren, or trusts for the benefit of such family members, or by gift to charitable organizations.

Duration of the Plan and Amendment

        Options may be granted under the Option Plan from time to time until December 19, 2005. The Board may at any time terminate or amend the Option Plan, provided that any modification that materially increases the benefits accruing to participants or the number of shares that may be issued under the Option Plan, or materially modifies the requirements as to eligibility for participation in the Option Plan, will become effective only upon approval of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the state of the jurisdiction in which the Company is incorporated.

Change in Control

        The Option Plan provides that upon a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company as a result of which shareholders of the Company receive cash, stock or other property, any option granted under the Option Plan shall terminate, but the optionee shall have the right immediately prior to such event to exercise such option, in whole or part, to the extent the vesting requirements set forth in his or her option agreement have been satisfied, unless stated otherwise in his or her option agreement. Upon such event, if the shareholders of the Company receive capital stock of another corporation, all options granted under the Option Plan shall be converted into options to purchase shares of such other corporation unless the Company and the corporation issuing exchange shares determine in their sole discretion that any or all such options shall not be converted but instead shall terminate and the optionee shall have the right to exercise such option immediately prior to consummation of the exchange. In the event of a "change in control" of the Company, any options or portions of options outstanding as the date of such event that are not yet fully vested shall become immediately exercisable in full. "Change in control" is defined in the Option Plan as (i) an extraordinary event, such as certain mergers or consolidations, a transfer of substantially all of the Company's assets or adoption of a plan or proposal for liquidation or dissolution of the Company, (ii) an acquisition by any person of shares of common stock or securities convertible into common stock if after the acquisition the person beneficially owned at least 20% of the combined voting power of the Company's then outstanding securities, or (iii) a change in the Board of Director in which the current members of the Board (the "Continuing Directors") cease to constitute at least a majority of the Board provided that any person becoming a director whose nomination for election was approved by a majority of the Continuing Directors (other than a nomination of an individual who assumed office in connection with an actual threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act of 1934) shall be deemed to be a Continuing Director.

Certain Federal Income Tax Consequences

        The following summary discusses certain of the federal income tax consequences associated with (i) the grant of a stock option under the Option Plan, (ii) the exercise of such option and (ii) the disposition of shares received upon the exercise of an option. This description of tax consequences is based upon present federal tax laws and regulations, but does not purport to be a complete description of the federal income tax consequences applicable to an optionee under the Option Plan.

Non-Statutory Stock Options

        The grant of an NSO (including any option exceeding the limitations on ISOs described above) to an optionee will not be a taxable event so long as the option does not have a readily ascertainable fair market value. Options granted pursuant to the Option Plan should not have a readily ascertainable fair market value because they are not actively traded on an established securities market, are not transferable, are not immediately exercisable in full upon grant and have more than a nominal exercise price. Accordingly, the optionee will not be subject to any income tax consequences with respect to such option unless and until the option is exercised.

        Upon the exercise of an NSO, the optionee generally must recognize ordinary compensation income equal to the "spread" between the exercise price and the fair market value of the Common

Stock on the date of exercise. However, if the Common Stock received by the optionee is not vested (that is, the optionee's right to enjoy the full benefits of ownership of the Common Stock is conditioned on rendering further services or is subject to other restrictions that constitute a substantial risk of forfeiture), then the optionee would not be required to include such "spread" in income upon exercise, unless the optionee elected to do so under the special, but somewhat complicated, rules of Section 83(b) of the Code.

        The amount and character of any gain or loss realized on a subsequent disposition of Common Stock by the optionee generally would depend on, among other things, whether such disposition occurred before or after such Common Stock vested, whether an election under Code Section 83(b) with respect to such shares had been made, and the length of time such shares were held by the employee.

Incentive Stock Options

        There are no federal income tax consequences associated with the grant of an ISO to an employee. However, in contrast to the exercise of an NSO, the exercise of an ISO will not cause an employee to recognize taxable income for regular income tax purposes (although the employee could be subject to an alternative minimum tax liability as described below). If the employee holds the shares acquired upon exercise of the ISO for a minimum of two years from the date of the grant of the ISO, and for at least one year after exercise, any gain realized by the optionee on the subsequent sale or exchange of such shares generally would be treated as long-term capital gain. If the shares are sold or otherwise disposed of prior to the expiration of such periods (a "disqualifying disposition"), then a portion of any gain recognized by the employee which would otherwise be characterized as capital gain would instead be taxable as ordinary compensation income. The amount of such gain which would be characterized as ordinary income would not exceed an amount equal to the excess of (i) the fair market value of such shares as of the date the option was exercised over (ii) the amount paid for such shares. Any loss recognized upon a taxable disposition of the shares generally would be characterized as a capital loss.

        Upon exercise of an ISO by an employee, the alternative minimum taxable income of such employee must be determined as if such ISO were an NSO. Accordingly, such employee will be required to include as alternative minimum taxable income the excess (if any) of the value of the shares received upon exercise as of the date such shares are vested over the amount paid for such shares. Such employee would then be required to pay the greater of such employee's regular or alternative minimum tax liability computed with respect to such year.

Compensation Deduction

        To the extent compensation income is recognized by an optionee in connection with the exercise of an NSO or a "disqualifying disposition" of stock obtained upon exercise of an ISO, the Company generally would be entitled to a matching compensation deduction (assuming the withholding requirements are satisfied).

        The Board of Directors unanimously recommends a vote FOR this amendment to the Option Plan.

OTHER MATTERS

        The Board of Directors of the Company knows of no other matters to be submitted at the Meeting. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy intend to vote the shares they represent as the Board of Directors may recommend.

ADDITIONAL INFORMATION

        A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended May 31, 2002 is available without charge upon written request to: Corporate Secretary, Schmitt Industries, Inc., 2765 N.W. Nicolai Street, Portland, Oregon 97210.

By Order of the Board of Directors
Wayne A. Case President and Chief Executive Officer

Portland, Oregon
September 3, 2002

SCHMITT INDUSTRIES, INC.
2765 N.W. Nicolai Street
Portland, Oregon 97210

This Proxy is Solicited on Behalf of the Board of Directors
for the Annual Meeting of the Shareholders, October 4, 2002

        The undersigned hereby appoints Wayne A. Case and Robert C. Thompson, or each of them, as proxies, each with power of substitution, to vote for and on behalf of the undersigned at the Annual Meeting of the Shareholders of the Company to be held on October 4, 2002, and at any adjournment thereof, upon matters properly coming before the Meeting, as set forth in the related Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said proxies are instructed to vote as follows:

1.
Election of the following nominee as director: John A. Rupp

(The Board of Directors recommends a vote "FOR")

☐ FOR the nominee listed above	☐ WITHHOLD AUTHORITY to vote for the nominee listed above
2.
Approval of proposed amendment to the Company's Stock Option Plan increasing the number of shares of the Common Stock of the Company issuable under the Option Plan from 800,000 to 1,200,000 shares.

(The Board of Directors recommends a vote "FOR")

☐ FOR	☐ AGAINST	☐ ABSTAIN

        In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned holder. If no direction is made, this proxy will be voted "FOR" Proposal 1 and Proposal 2.

        Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature
Signature if held jointly
Dated:	, 2002

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS October 4, 2002
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PRINCIPAL SHAREHOLDERS
EQUITY COMPENSATION PLAN
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE(1)
OPTION GRANTS IN FISCAL 2002
AGGREGATED OPTION EXERCISES IN FISCAL 2002 AND FISCAL YEAR-END OPTION VALUES
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION*
AUDIT COMMITTEE REPORT ON AUDITOR INDEPENDENCE*
INDEPENDENT PUBLIC ACCOUNTANTS
PERFORMANCE GRAPH
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
PROPOSAL NO. 2 APPROVAL OF AMENDMENT TO THE COMPANY'S STOCK OPTION PLAN
OTHER MATTERS
ADDITIONAL INFORMATION
SCHMITT INDUSTRIES, INC. 2765 N.W. Nicolai Street Portland, Oregon 97210 This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of the Shareholders, October 4, 2002